UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 30, 2026

KonaTel, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Former name or address, if changed since last report)

Delaware	001-10171	80-0973608
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 N. Central Expressway, Suite 500

Plano, Texas 75074

(Address of Principal Executive Offices, Including Zip Code)

(214) 323-8410

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After nine years of loyal and professional service as a KonaTel Director, Mr. Robert M. Beaty has elected to step down from his seat on the Board of Directors, effective September 30, 2026. The Company thanks Mr. Beaty for his professional service to the Company. The following is what Mr. Beaty stated in his resignation email:

As you know, I have served on the KonaTel board since we went public many years ago. However, at this time, I do not have the time to dedicate to KonaTel due to personal reasons, so effective September 30, 2026, I must resign my position as a board member. You may always contact me, and I am happy to assist where possible.

The resignation of Mr. Beaty resulted in there only being one remaining director of the Company, D. Sean McEwen, the current CEO and Chairman of the Company. Section 141(b) of the General Corporation Law of the State of Delaware (the “GCLD”) states that a corporation’s Board of Directors shall consist of one or more directors, each of which shall be a natural person. Article II-Board of Directors, Section 1, of the Amended and Restated Bylaws of the Company, provides that the number of directors of the Company shall be such number as the Board of Directors shall designate, and absent such designation, shall be three members. In accordance with this Section of the Bylaws of the Company, Mr. McEwen, as the sole remaining director of the Company, set the number of directors of the Company as provided in the aforesaid Section 1, at one director, that presently being Mr. McEwen.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KonaTel, Inc.

Date: October 8, 2026.	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chairman, Chief Executive Officer and Director

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